UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2021

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-5486
(Registrant’s telephone number, including area code)

2500 Peru Dr.
McCarran, Nevada 89437
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Equipment Supply Agreement dated February 7, 2017, as amended (“Supply Agreement”), between Aqua Metals, Inc. (“Company”) and Clarios, LLC, a Wisconsin limited liability company formerly known as Johnson Controls Battery Group, Inc. (“Clarios”), the Company and Clarios agreed to negotiate and enter into a development agreement providing for the parties’ collaboration on the conversion of one or more Clarios lead smelters to a lead recycling process utilizing the Company’s AquaRefining technology and equipment, know-how and services. The Supply Agreement was amended on June 30, 2021 to (a) remove the restriction on the Company to supply equipment and license AquaRefining to other parties and (b) provided a 60 day extension of the date on which either party could terminate the Supply Agreement if the parties had not entered into the development agreement from June 30, 2021 to August 31, 2021. On September 20, 2021, the Company was notified by Clarios that Clarios has elected to terminate the Supply Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: September 24, 2021	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer